UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DELTIC TIMBER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note: Deltic Timber Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2004 is hereby amended in the following two respects: (i) The captioned section on page (26) entitled “FEES PAID TO KPMG LLP IN 2003” is deleted and replaced in its entirety, in order to list fees for the last two fiscal years, by a new captioned section entitled “FEES PAID TO KPMG LLP IN 2002 AND 2003” as set forth below; and, (ii) a typographical error appearing in numbered item 12. on page (30), which is Appendix A to the proxy statement (Deltic Timber Corporation Audit Committee Charter) is corrected so that said numbered item 12. now reads as follows, “Maintain oversight for management’s anti-fraud programs and controls.”

FEES PAID TO KPMG LLP IN 2002 AND 2003

For the years 2002 and 2003, the Company paid KPMG LLP aggregate fees in the amounts listed below for professional services rendered by KPMG LLP.1

	2002	2003
Audit Fees	$109,000	$115,400
Audit Related Fees[2]	$13,000	$29,000
Tax Fees[3]	$89,000	$84,690
All Other Fees	$0.00	$0.00

1 All fees were pre-approved pursuant to Audit Committee policies and procedures.

2 Relates primarily to benefit plan audits and contains projects related to accounting for income taxes.

3 Relates primarily to 2001 and 2002 federal and state income tax returns, respectively, an amended return for a prior year to capture carryback losses and credits, and consultation covering various tax and tax accounting issues.